Exhibit 99.2
December 31, 2008 Quarterly and Year End Results

This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward- looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A discussion of these forward- looking statements and risk factors that may affect them is set forth at the end of this presentation. The Company assumes no obligation to update any forward-looking statement in this presentation, except as required by law. Private Securities Litigation Reform Act of 1995 Safe Harbor For Forward-Looking Statements

Phil Heasley, Chief Executive Officer Ron Totaro, Chief Operating Officer Scott Behrens, Chief Financial Officer Q&A: Phil Heasley, Ron Totaro and Scott Behrens Agenda

Ron Totaro, Chief Operating Officer Business Review

General Market Update Financial crisis has spread to most markets Cost pressures on our customers Inefficient technologies and processes Exacerbated by M&A activity seen over past half year Heavy focus on compliance, fraud and risk management Good for the ACI hub multi-product solution sales Our Enterprise On Demand opportunities are also very key for this market Starting to see impact of M&A activity as customers consolidate licenses Cross sell opportunities even as we lose the benefit of second license stream revenue Many license amalgamations which would occur as a result of M&A have already been factored into backlog (Wamu, Mellon, ABN, Wachovia, etc)

Base 24 Classic Sunset Announced in 2008 SUNSET was announced in March 2008 Not End-of-Life announcement Sunset will be effective in November 2011 Sunset means: Standard maintenance will increase significantly We still fix product defects Enhancements must be customer-funded Mandates must be customer-funded Supported platforms for BASE24-eps: IBM System z IBM System p Sun Solaris HP Nonstop

BASE24-eps - Ready for Primetime Licensed over 70 times (new accounts, new apps) Live over 35 times Live in many different operating environments ATM driving, merchant acquiring, switching, merchant retail, multi-channel Live on all of our supported platforms And now, with version 8.2, optimized for System z

In 2008 we began moving towards a Hub Strategy Example: A Retail Payments Hub Integrated Retail Payments Processing Hub Internal Bank Host Systems CIF/CRM Revolving Credit Prepaid Cust Service Brokerage DDA External Networks and Hosts Transaction Acquiring Integrated Fraud Detection Authorization and Switching Settlement and Reconciliation Customer and device authentication Native message formats Message translation Comms Negative and/or positive Limits and utilization Balances Scripted authorization Card, account, customer Rules or model-based Real-time, near real-time, or post-transaction Scripted transaction selection Centralized settlement Reporting Exception management Switching and routing Transaction logging Stand-in ATM POS Issuer Branch Internet Banking Call Center IVR Transaction Channels Network Access

IBM Alliance Key Deals Strategic wins for Base24-eps (Americas) Proactive Risk Manager (Asia) on IBM System z Enterprise Banker On Demand (Americas) Sales Summary Strong finish in Q4, led by wholesale payments FY 2008 performance doubled IBM platform business as compared to prior year Achieved expectations for business plan Product Investment Successful rollouts for new releases of Base24-eps and Proactive Risk Manager Continued focus on wholesale payments Service oriented architecture, System z optimization Single European Payments Area (SEPA) functionality

Customer Revenue by Industry Type We maintained a similar product line segmentation year-over-year Strong revenue from banks and processors in 2008 Growing activity in the retailer segment in the United States Contraction in the 'other' category led by loss of large Canadian processing deal in 2007 All product attrition for the year at extremely low rates of 4.2% All product attrition for the year at extremely low rates of 4.2% All product attrition for the year at extremely low rates of 4.2% All product attrition for the year at extremely low rates of 4.2% All product attrition for the year at extremely low rates of 4.2% All product attrition for the year at extremely low rates of 4.2% All product attrition for the year at extremely low rates of 4.2%

Q4 2008 Sales Results Q4 2008 demonstrated strong add on / term renewals sales performance compared to last year Positive pricing gains in add-on business and term extensions in this quarter as evidenced by growth in retail payments Top 5 customers accounted for 45% of sales performance in the quarter as compared to 12% in Q3 2008 and 38% of sales in the preceding year quarter Positive variance versus prior year quarter due to: Major deal renewals at improved economic terms in the North American market Sale of add-on products to existing customers driven by term contract renewals Service deals at improved economic rates Negative variance in application services due to significant customer renewal activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period activity in prior year period

Q4 2008 Channel Sales Results

Sales (net of Term Extensions)

Channel	Qtr. Ended Dec. 08	Qtr. Ended Dec. 07	% Growth or Decline
Americas	78,443	41,534	89%
EMEA	31,249	40,947	-24%
Asia-Pacific	6,321	4,540	39%
Total Sales (Net of Term Ext.)	116,013	87,021	33%

Term Extension Sales

Channel	Qtr. Ended Dec. 08	Qtr. Ended Dec. 07	% Growth or Decline
Americas	41,197	41,425	-1%
EMEA	15,815	2,332	578%
Asia-Pacific	16,312	761	2042%
Term Extension Sales	73,324	44,518	65%

Total Sales

Channel	Qtr. Ended Dec. 08	Qtr. Ended Dec. 07	% Growth or Decline
Americas	119,640	82,959	44%
EMEA	47,064	43,278	9%
Asia-Pacific	22,633	5,301	327%
Total Sales	189,337	131,539	44%

Q4 2008 v Q4 2007 Channel Performance:

- **Americas …**
  - Top 5 customers accounted for $84.6 million of sales in Q4 08 vs. $44.3 million of sales in Q4 07.
  - Americas sales figures driven by the extremely sizable renewals to long term customers and, largely, by add-on business.
- **EMEA …**
  - Top 5 customers accounted for $24.4 million of sales in Q4 08 vs. $22.5 million of sales in Q4 07.
  - EMEA 2008 sales driven by processors as well as by Persian Gulf and UK banks.
- **Asia-Pacific …**
  - Top five customers accounted for $19.3 million of sales in Q4 08 vs. $3.4 million of sales in Q4 07.
  - Asia-Pacific y-o-y favorable variance driven by big term renewals at two large banks

Historic Sales By Quarter 2007-2008 Sales Mix by Category Quarter-End Total Economic Value of Sales New Accounts New Applications Add-on Business inc. Capacity Upgrades & Services Term Extensions 3/31/2007 $125,408 $20,333 $18,295 $43,192 $43,660 16% 15% 34% 35% 6/30/2007 85,220 $7,780 $12,048 $49,803 $26,558 9% 14% 58% 18% 9/30/3007 $91,052 $8,244 $21,617 $35,425 $25,765 9% 24% 39% 28% 12/31/2007 $131,539 $17,665 $16,721 $55,635 $44,518 13% 10% 42% 34% 3/31,2008 $63,814 $1,182 $9,718 $37,896 $15,017 2% 15% 59% 24% 6/30/2008 $99,938 $15,856 $23,487 $45,434 $15,160 16% 24% 45% 15% 9/30/2008 $106,594 $14,354 $7,180 $52,133 $32,936 13% 7% 49% 31% 12/31/2008 $189,337 $16,490 $17,014 $82,509 $73,324 9% 9% 44% 39% Sales New Accounts New Applications Add-in Business inc. Capacity Upgrades & Services Term Extensions Dec. YTD 08 $459,683 $47,873 $57,399 $217,972 $136,437 Dec. YTD 07 $433,291 $54,022 $65,681 $184,055 $129,531 Variance $26,392 ($6,149) ($8,282) $33,917 $6,906

Americas Q4/Year in Review Q4 Revenue of $57.8 million, an increase of 16% over Q4 2007 driven by two large term renewals Annual revenue of $207.4 million, an increase of 5% over prior year Sales in the year were very strong New business sales up 14% year-over-year Term extension sales flat although dollar amount rose significantly U.S. sales up 14% even while headcount was reduced by 17% 20 new accounts Including Synovus, Tempo Servicios, Banred (Ecuador), Sumitomo U.S. 22 new applications sold in calendar year 2008 31 deals sold over $1 million in contract value during the year 10-12 major renewals Including Bank of America, Fiserv, Shoppers Drug, M&T, Comerica

2009 Opportunities- Americas North American Banks Top bank ATM systems currently on processors Hub consolidation and cross-sell Online banking consolidation Risk Management cross-sell and upsell Wholesale payments in Canada North American Retailers Replace redundant, fragmented legacy technologies Processors Replace redundant legacy technologies Latin America New accounts and cross-selling Wholesale payments

EMEA Q4/Year in Review Q4 Revenue of $39.5 million, a decrease of 8% over Q4 2007 revenue of $43.1 million largely due to FX impact of approximately $5-6 million Q4 Major Term Extensions in Italy and Slovakia Q4 Large Services deals at El Corte Ingles and HBOS for Base24-eps Annual Revenue of $169.0 million, an improvement of 21% due to Faster Payments services acceptance 9 New customer names and 41 new applications during the year 25 deals over $1m in contract value in 2008 Major 2008 renewals at: Al Rajhi Erste Bank Fortis HSBC OTP

2009 Opportunities- EMEA BASE24-eps - Focus on Tier 1 migrations and new names Payments HUB consolidation opportunities Build Operate Transfer model creates opportunity during a difficult economic climate and with major M&A activity Wholesale focus on SEPA-express with market regulations driver, expansion of Faster Payments and MTS-eps business development Continue to build on the success of PRM Professional Services - expansion of existing offerings to include support packages for sunset products and continue to increase margins

Asia-Pacific Q4/Year in Review Q4 revenue of $12.0 million, an increase of 40% due to wholesale service customers Term extension contracts signed for AP's 2 largest revenue customers. Two new customers - 1st PRM license on IBM System Z in the world Significant capacity contracts in China, India, Korea, and Thailand. Annual revenue of $41.3 million, an increase of 13% over prior year Largely due to strong professional services deals being implemented across Wholesale and Retail business 5 new customers and 9 new applications licensed during the year Grew sales by 37% year on year Wholesale Product related sales grew by 156% year on year Operating entities and sales operations in China and India established

2009 Opportunities- Asia North Asia is the growth opportunity Japan upgrading retail/wholesale infrastructure China banks looking for payment hubs & upgrade risk India volumes continue to grow Indian banks rapidly extend coverage in consumer payments Australia consolidates Drives urgency to implement payment hubs across retail/wholesale Transaction banking services growing Corporate banking services attracting greater budgets in ASEAN

Cost Management Annualized gross cost savings of $30 million achieved in 2008 Rationalized headcount in mature markets and reinvested in growth regions A further $8 million in cost savings which will complete restructuring in 2009 Approximately $11.5 million to be re-invested in products, services and operational management Globalize Help24 customer support to create better quality as well as to control costs through better common tools and processes Assessing back office delivery / functionality

Continuing to Deepen Ops Management Bench Filling out the second level of management expertise... Chief Product Officer VP Global Risk Solutions APAC Strategy & Planning Leader EMEA VP of Services EMEA Strategy & Planning Leader Global Help24 Leader VP Human Resources Key Hires to Date: APAC Head of Services On-Demand Leader S. Europe / Middle East Leader Remaining Roles to Fill:

The CMO is the "nerve center" for program excellence and coordination of projects across the enterprise CMO Measurement Governance Organization Tools Reporting Methodology Corporate Management Office (CMO) CMO Purpose Define processes / methodologies Provide governance / oversight Provide tools / infrastructure Facilitate communication Escalate issues when appropriate Audit issues when necessary CMO Benefits Provides the consistent processes, tools and oversight to enable integrated planning and management across the business units to achieve strategic objectives

DRP Purpose Created to monitor and manage the sales and services teams All deals will be run through a formal requirements and delivery estimation process Deal Review Committee (DRC) will discuss and approve specific deals meeting pre-set criteria before formal pricing terms are offered to the customer DRP Benefits Estimate of the total cost that ACI will incur to deliver the project to the customer Understand the complete economic benefit of executing a customer deal Understand ACI's resource capacity needed to implement the deal within the timeframe the customer needs Obtain formal internal sign-offs (Sales, Services, Product, CIO, FP&A, Legal, etc.) for proposed deals Ensures we have agreement on the functionality we're committing to deliver to the customer Institutes process guidelines for the economic analysis of all deals being negotiated with clients Deal Review Process (DRP)

Financial Review Scott Behrens, Chief Financial Officer

Key Takeaways from the Quarter Revenue growth of 8%; achieved $109.2 million in the current quarter versus $101.3 million in December 2007 quarter Increase largely attributable to implementation and professional services $2 million growth in recurring revenue Sales were up 44%; achieved $189 million, or $57.8 million over prior year quarter, up 78% sequentially Rollover of discounted "PUFs" into new, economically priced deals OFCF of $31.1 million versus $21.1 million in December 2007 quarter Sequential improvement of $31.4 million versus Q3 2008 Prior year quarterly OFCF included $9.3 million contribution from IBM alliance which did not recur in Q4 2008

Takeaways from the Quarter (cont) 12-month backlog reduction of $11 million year over year due to FX 12-month backlog impacted by currency fluctuation of ~$18 million versus Q4- 07's backlog currency rate Sterling equates to approximately 15% of all backlog and £ dropped from $1.99 to $1.45 in the year-over-year time period Expenses decreased $8.8 million versus prior year quarter primarily due to: Approximately $6 million reduction in expenses from restructuring Strong cost controls throughout organization as evidenced by reduction of $2.6 million in T&E, facilities and advertising and promotion FX contributed positive $9.3 million in the quarter while interest rate swaps contributed a non-cash loss of $4.3 million

OFCF Walk Q4 2007 vs Q4 2008 Cash Receipts Stronger AR management plus strong Latin American cash collections Increase in recurring monthly license fees largely due to de-emphasis on PUF deals across the business Payroll expenditures benefit from restructuring IBM IT Outsourcing use of cash in 2008 offset by payroll and reduced capex savings capex savings capex savings capex savings capex savings capex savings capex savings capex savings

Backlog is Still a Significant Contributor to current period Revenue Larger reliance on term renewals as a percentage of revenue on a year- over-year basis Rise in revenue contributed by current period sales was due to ILFs and capacity related to large retail system term renewals and add-on sales 60-month backlog contribution to revenue constant over prior year quarter 60-month backlog contribution to revenue constant over prior year quarter 60-month backlog contribution to revenue constant over prior year quarter 60-month backlog contribution to revenue constant over prior year quarter 60-month backlog contribution to revenue constant over prior year quarter 60-month backlog contribution to revenue constant over prior year quarter

Financials- Year in Review Financials- Year in Review Revenues up 12% on very strong term extensions and add-on sales and in spite of FX depreciation of revenue in European currencies Expenses up 6% Better than our 7-8% guidance given in March 2008 Favorably impacted in EMEA by currency exchange rates Favorably impacted in EMEA by currency exchange rates Favorably impacted in EMEA by currency exchange rates Favorably impacted in EMEA by currency exchange rates Favorably impacted in EMEA by currency exchange rates Favorably impacted in EMEA by currency exchange rates Favorably impacted in EMEA by currency exchange rates Favorably impacted in EMEA by currency exchange rates Favorably impacted in EMEA by currency exchange rates Favorably impacted in EMEA by currency exchange rates Favorably impacted in EMEA by currency exchange rates

Performance versus 2008 Guidance Exceeded OFCF expectations due to Stronger than expected cash collections on a global basis $3 million tax refund in Canada Achieved $460 million in sales Signed $189 million of business in Q4, term renewals came in larger and earlier than expected, primarily in the US banking sector customer base Rev-log of $62 million achieved; ex-FX would have achieved $140.8 million rev-log Currency Impact of ~$81 million: extreme volatility in currency markets impacting ~ $78 million of backlog and approximately $3 million of revenue Sales mix- term extensions greater percentage of sales than what we had expected expected expected expected expected expected expected expected expected expected expected expected expected

2009 Guidance Sales Flat to slightly down compared to prior year using constant budgeted FX rates from September 2008. FX Impact Beneficial to operating income percentage Revenue Growth rate excluding FX impact would have been 3-5% GAAP Operating Income Operating income to achieve 8-10% up from 5-6% in 2008 Sales are at a constant September 2008 budgeted FX rate of $:£ 1:1.82, $:€ 1:1.44 Revenue & GAAP Operating Income at 1/30/2009 prevailing FX Rates of $:£ 1:1.43, $:€ 1:1.29

Other factors impacting Guidance Expenses Cash expenses should remain flat compared to 2008 calendar year Rise in professional fees driven by IBM IT outsourcing expected to offset drop in salaried headcount Annual net impact of $26 million restructuring will be realized in 2010; expect net $18 million impact in 2009 Dep'n and Amortization of approximately $23 million Non Cash compensation expense of approximately $9 million $1.6 million spend on IBM IT transition $5 million non-recurring severance / facilities moves primarily in Q2 and Q3 OFCF Capex in the $11 million range Cash taxes to be approximately $17 million in 2009 Phasing Margin will be a hockey stick in 2009, similar to 2008 performance U- shaped phasing of cash we generate more cash in Q1 and Q4

Appendix

Operating Free Cash Flow ($ millions) Quarter Ended December 31, Quarter Ended December 31, 2008 2007 Net cash provided by operating activities* $31.6 $ 12.1 Selected non-recurring items: Net after-tax cash payments associated with employee-related actions 2.0 2.7 Net after-tax payments associated with corp jet lease termination 0.0 0.8 Less capital expenditures (0.7) (3.9) Less alliance Technical enablement expenditures (2.0) 0.0 Proceeds from alliance agreement 0.2 9.3 Operating Free Cash Flow $31.1 $21.1 *OFCF is defined as net cash provided (used) by operating activities, excluding cash payments associated with the cash settlement of stock options, cash payments associated with one-time employee related actions, less capital expenditures and plus or minus net proceeds from IBM. All figures estimated tax effect at 35%.

60-Month Backlog ($ millions) Quarter Ended Quarter Ended Quarter Ended December 31, September 30, December 31, 2008 2008 2007 Americas $771 $744 $739 EMEA 480 511 505 Asia/Pacific 156 159 144 Backlog 60-Month $1,407 $1,414 $1,388 ACI Deferred Revenue $124 $131 $143 ACI Other 1,283 1,283 1,245 Backlog 60-Month $1,407 $1,414 $1,388

Revenues by Channel ($ millions) Quarter Ended December 31, Quarter Ended December 31, 2008 2007 Revenues: United States $43.9 $36.0 Americas International 13.9 13.6 Americas $57.8 $49.6 EMEA 39.4 43.1 Asia/Pacific 12.0 8.6 Revenues $109.2 $101.3

Monthly Recurring Revenue ($ millions) Quarter Ended December 31, Quarter Ended December 31, 2008 2007 Monthly license fees $18.3 $16.0 Maintenance fees 31.7 32.2 Processing Services 8.1 8.4 Monthly Recurring Revenue $58.2 $56.6

Deferred Revenue & Expense ($ millions) Quarter Ended Quarter Ended Quarter Ended Quarter Ended December 31, September 30, December 31, September 30, 2008 2008 2007 2007 Short Term Deferred Revenue $99.9 $107.3 $115.5 $97.0 Long Term Deferred Revenue $24.3 $23.3 $27.3 $30.3 Total Deferred Revenue $124.2 $130.6 $142.8 $127.3 Total Deferred Expense $11.3 $10.3 $11.4 $7.4

Non-Cash Compensation, Acquisition Intangibles and Non-Recurring Items Quarter ended December 31, 2008 Quarter ended December 31, 2008 Quarter ended December 31, 2007 Quarter ended December 31, 2007 Non-recurring items EPS Impact* $ in Millions EPS Impact* $ in Millions Employee-related $0.05 $1.9 $0.01 $0.4 Reversal of LTIP Program (0.04) (1.4) (0.04) (1.4) Corporate jet lease termination 0.00 0.0 0.02 0.8 IBM Professional fees 0.00 0.0 0.01 0.3 Non-recurring items $0.01 $0.5 $0.00 $0.1 Amortization of acquisition-related intangibles and software 0.05 1.9 0.05 1.9 Non-cash equity-based compensation 0.04 1.3 0.04 1.4 Total: $0.10 $3.6 $0.09 $3.4 * Tax Effected at 35%

Other Income/Expense ($ millions) Quarter Ended Quarter Ended Quarter Ended Quarter Ended December 31, 2008 September 30, 2008 December 31, 2007 September 30, 2007 Interest Income $0.7 $0.6 $0.8 $1.2 Interest Expense (1.5) (1.1) (1.3) (2.2) FX Gain / Loss 9.3 1.6 1.9 0.5 Interest Rate Swap Loss (4.3) (0.8) (2.5) (2.1) Other (0.2) 0.0 0.2 0.0 Total Other Income (Expense) $4.4 $0.4 ($1.0) ($2.5)

Sales by Channel and Product Division ($ millions) Quarter Ended Quarter Ended Quarter Ended Quarter Ended Quarter Ended December 31, 2008 September 30, 2008 June 30, 2008 March 31, 2007 December 31, 2007 Sales by Channel: Americas $119.6 $46.8 $49.9 $19.2 $83.0 EMEA 47.1 53.0 42.4 30.6 43.3 Asia Pacific 22.6 6.8 7.6 14.0 5.3 Total Sales $189.3 $106.6 $99.9 $63.8 $131.6 Sales by Product Division: Retail Products $134.3 $70.0 $55.6 $45.8 $77.7 Wholesale Payments 30.3 17.6 24.9 14.4 27.1 Risk Management 14.7 5.5 5.1 1.1 8.6 Application Services 10.0 13.5 14.3 2.5 18.2 Total Sales $189.3 $106.6 $99.9 $63.8 $131.6

Non-GAAP Financial Measures ACI is presenting operating free cash flow, which is defined as net cash provided (used) by operating activities, excluding cash payments associated with the cash settlement of stock options, cash payments associated with one-time employee related actions, less capital expenditures and plus or minus net proceeds from IBM. Operating free cash flow is considered a non-GAAP financial measure as defined by SEC Regulation G. We utilize this non-GAAP financial measure, and believe it is useful to investors, as an indicator of cash flow available for debt repayment and other investing activities, such as capital investments and acquisitions. We utilize operating free cash flow as a further indicator of operating performance and for planning investing activities. Operating free cash flow should be considered in addition to, rather than as a substitute for, net cash provided (used) by operating activities. A limitation of operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. This measure also does not exclude mandatory debt service obligations and, therefore, does not represent the residual cash flow available for discretionary expenditures. We believe that operating free cash flow is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe that this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items, which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow. which do not directly affect our ongoing cash flow.

Non-GAAP Financial Measures Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. ACI also includes backlog estimates which are all software license fees, maintenance fees and services specified in executed contracts, as well as revenues from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates.

Non-GAAP Financial Measures Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimate represents expected revenues from existing customers using the following key assumptions: Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term. License and facilities management arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences. Non-recurring license arrangements are assumed to renew as recurring revenue streams. Foreign currency exchange rates are assumed to remain constant over the 60- month backlog period for those contracts stated in currencies other than the U.S. dollar. Our pricing policies and practices are assumed to remain constant over the 60-month backlog period.

Non-GAAP Financial Measures Estimates of future financial results are inherently unreliable. Our backlog estimates require substantial judgment and are based on a number of assumptions as described above. These assumptions may turn out to be inaccurate or wrong, including for reasons outside of management's control. For example, our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in the customer's industry or geographic location, or we may experience delays in the development or delivery of products or services specified in customer contracts which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue actually recognized in future periods. Accordingly, there can be no assurance that contracts included in backlog estimates will actually generate the specified revenues or that the actual revenues will be generated within the corresponding 60-month period. Backlog should be considered in addition to, rather than as a substitute for, reported revenue and deferred revenue. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward Looking Statements This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as "believes," " will," "expects," "anticipates," "intends," and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this presentation include, but are not limited to, statements regarding the: (a) expectations regarding 2009 opportunities in the Americas, EMEA, and Asia; (b) expectations and assumptions for 2009 sales, FX impact, revenue, and GAAP operating income; and (c) expectations and assumption regarding 2009 expenses, operating free cash flow, and phasing. These forward-looking statements can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements, and our business, financial condition and results of operations could be materially and adversely affected. In addition, we disclaim any obligation to update any forward-looking statements after the date of this press release, except as required by law. All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, risks related to the restatement of our financial statements, general economic downturn, demand for our products, increased competition, the accuracy of backlog estimates, risks from operating internationally, our alliance with IBM, our outsourcing agreement with IBM, the protection of our intellectual property, volatility in our stock price, the performance of our strategic product, BASE24-eps, changes in the financial services industry, our tax positions, the complexity of our products and the risk that they may contain hidden defects, future acquisitions and investments, our offshore software development activities, litigation, security breaches or computer viruses, governmental regulations and industry standards, our compliance with privacy regulations, system failures, our restructuring plan, material weaknesses in our internal control over financial reporting, the maturity of certain legacy retail payment products, restrictions and other financial covenants in our credit facility, head-count reductions, and volatility and disruption of the capital and credit markets. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.